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                                                                  Exhibit 10.60



Mr. Robert M. Beningson
74 Haviland Road
Stamford, CT 06903

Dear Mr. Beningson:

                   Reference is made to the Employment Agreement between you and this Corporation dated as of December 9, 1998, as amended and presently in three (the "Employment Agreement"). Upon execution of this letter by you, it shall become an amendment to the Employment Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

                  In consideration of your agreement to reduce the Base Salary from $425,000 per annum to $212,500 per annum, this Corporation will issue to you 1,000,000 shares of unregistered common stock (the "Shares"). We agree to include the Shares in the first registration statement filed by this Corporation pursuant to the Secunties Act of 1933 on a form which is appropriate for inclusion of the Shares.

                  You agree to return to this Corporation a percentage of the Shares if the Employment Agreement is terminated by you or for cause (other than death or disability) prior to its scheduled termination date of May 20, 2004. The formula for calculating such percentage is:
Shares x B/A where A equals the number of months between the date hereof and May
20. 2004; and B equals the number of months between early termination and May 20, 2004.

                  Expect as herein modified, the Employment Agreement shall continue in full force and effect.

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                  If the foregoing is in accordance with your agreement, please so indicate in the place provided below.

                                           Very truly yours,



                                           York Research Corporation

                                               /s/ Michael Trachtenberg
                                               ------------------------
                                               Michael Trachtenberg
                                               Executive Vice President
                                               Chief Financial Officer


Consented to and agreed

/s/ Robert M. Beningson
-----------------------
Robert M. Beningson